[Front of Certificate]
April 10, 2000

INCORPORATED UNDER THE LAWS 		OF THE STATE OF NEVADA

NUMBER							SHARES
_________________						______________

SMARTBUILDINGS.COM, INC.

AUTHORIZED: 45,000,000 SHARES OF COMMON STOCK
PAR VALUE $.001

THIS CERTIFIES THAT: ___________________________________________________
IS THE REGISTERED HOLDER OF:______________________________________SHARES

SMARTBUILDINGS.COM, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _______________ A.D. ______

/s/ Robert C. Weaver, Jr.				/s/ Robert C. Weaver,
Jr.
	Secretary					President
				[SEAL]


[Back of Certificate]

For value received, ______ hereby sell, assign and transfer unto ________________________ _______________________________ shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated, ____________________

			_____________________________________________________


In presence of

 ____________________________________________________